CareView Communications, Inc. 10-Q

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of CareView Communications, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2018, as filed with the Securities and Exchange Commission (the “Report”), I, Steven G. Johnson, Chief Executive Officer, President and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2018

/s/ Steven G. Johnson

Steven G. Johnson

Chief Executive Officer and President

Principal Executive Officer

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.